Exhibit 4.1

THIRD AMENDMENT TO AMENDED AND RESTATED

SECTION 382 RIGHTS AGREEMENT

This Third Amendment, dated as of March 7, 2019 (this “Amendment”), to the Amended and Restated Section 382 Rights Agreement, dated as of March 18, 2010, as amended by that certain First Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 14, 2013 and that certain Second Amendment to Amended and Restated Section 382 Rights Agreement, dated as of March 10, 2016 (collectively, the “Section 382 Rights Agreement”), is made between PulteGroup, Inc., a Michigan corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Section 382 Rights Agreement.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined it is in the best interests of the Company and its shareholders to revise Section 7(a) of the Section 382 Rights Agreement and to extend the expiration date of the Section 382 Rights Agreement, subject to the approval of the shareholders of the Company;

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to put the Section 382 Rights Agreement, as amended by this Amendment, to a binding vote at the Company’s 2019 annual meeting; and

WHEREAS, pursuant to its authority under Section 27 of the Section 382 Rights Agreement, the Board has authorized and approved this Amendment to the Section 382 Rights Agreement as of the date hereof, and an appropriate officer of the Company has delivered a certificate to the Rights Agent in accordance with Section 27 of the Section 382 Rights Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth in this Amendment, the parties hereto hereby agree as follows:

1.    The Company hereby directs the Rights Agent, in its capacity as Rights Agent and in accordance with Section 27 of the Section 382 Rights Agreement, to execute this Amendment.

2.    Paragraph (a), clause (i) of Section 7 of the Section 382 Rights Agreement is hereby amended to read in its entirety as follows:

“(i) the Close of Business on June 1, 2022 (the “Final Expiration Date”),”

3.    Paragraph (a), clause (vi) of Section 7 of the Section 382 Rights Agreement is hereby amended to read in its entirety as follows:

“(vi) June 1, 2019 if Shareholder Approval has not been obtained by such date (the earliest of (i), (ii), (iii), (iv), (v) and (vi) being herein referred to as the “Expiration Date”).”

4.    This Amendment shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State, provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

5.    This Amendment shall be deemed effective as of March 7, 2019. Except as otherwise amended hereby, the Section 382 Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

6.    This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Section 382 Rights Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		PULTEGROUP, INC.

By:	/s/ KellyMarie M. Conlon	By:	/s/ Todd N. Sheldon
	Name: KellyMarie M. Conlon		Name:	Todd N. Sheldon
	Title: Senior Corporate Paralegal		Title:	Executive Vice President, General
Counsel and Corporate Secretary

Attest:		COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Douglas Ives	By:	/s/ Katherine Anderson
	Name: Douglas Ives		Name:	Katherine Anderson
	Title: Assistant Vice President		Title:	Vice President, Relationship Manager